Exhibit 99

FOR RELEASE 5:00 PM ET, April 27, 2012

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                  (304) 530-0552
Email:                          rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS 2012 FIRST QUARTER RESULTS

Q1 2012 Diluted EPS $0.18 compared to ($0.04) in Q1 2011 and $0.16 in Q4 2011

MOOREFIELD, WV – April 27, 2012 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2012 net income applicable to common shares of $1,504,000 or $0.18 per diluted share, compared to a net loss applicable to common shares of $322,000, or ($0.04) per diluted share, for the first quarter of 2011, and compared to net income applicable to common shares of $1,331,000, or $0.16 per diluted share, for the fourth quarter of 2011.

Excluding from first quarter 2012 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $1,165,000, charges for other-than-temporary impairment (“OTTI”) charges on securities of $229,000 and write-downs of foreclosed properties of $1,912,000, pro forma first quarter 2012 earnings were approximately $2,119,000, or $0.24 per diluted share. Excluding from first quarter 2011 nonrecurring realized securities gains of $1,628,000, OTTI charges on securities of $1,228,000, and write-downs of foreclosed properties of $3,443,000, pro forma earnings of $1,595,000 would have resulted, or $0.22 per diluted share. Excluding from fourth quarter 2011 nonrecurring realized securities gains of $542,000, OTTI charges on securities of $401,000, and write-downs of foreclosed properties of $882,000, pro forma earnings of $1,798,000 would have resulted, or $0.21 per diluted share.

Highlights for Q1 2012 include:

•	Achieved fourth consecutive quarter of positive quarterly earnings.

•	Net interest margin increased 17 basis points this quarter.

•	Earnings continue to be positively impacted by reductions in net loan charge-offs and provisions for loan losses.

•
Recorded charges of $1,912,000 and $229,000, respectively, to write-down foreclosed properties and to recognize OTTI of securities, which were partially offset by $1,165,000 in realized securities gains.

•	Noninterest expenses remained well-controlled.

•	Summit’s leverage capital ratio is at its highest level in five years and its total risk-based capital ratio is at highest level in eleven years.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are pleased by our continuing earnings improvements, having now achieved four consecutive quarters of profitability; and I am particularly happy with our improved net interest margin and higher total revenues in the most recent quarter.  At the same time, we remain laser-focused on reducing our portfolio of problem assets, and we did achieve some modest progress in this regard during Q1 2012. Dispositions of foreclosed properties remain difficult as the return of our real estate markets to more normal levels continues to be frustratingly slow.”

Results from Operations

Total revenue for first quarter 2012, consisting of net interest income and noninterest income, was $11.7 million compared to $9.6 million for first quarter of 2011 and to $11.7 million for fourth quarter 2011. Total revenue excluding nonrecurring items (as enumerated above) was $12.7 million for both first quarter 2012 and first quarter 2011, and $12.4 million for fourth quarter 2011.

For the first quarter of 2012, net interest income was $10.0 million, a decrease of 0.8 percent from the $10.1 million reported in the prior-year first quarter and an increase of 3.7 percent from the $9.7 million reported in the linked quarter. The net interest margin for first quarter 2012 was 3.20 percent compared to 3.11 percent for the year-ago quarter, and 3.03 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for first quarter 2012 was $1.70 million compared to a negative $481,000 for the comparable period of 2011. Excluding nonrecurring items (as enumerated above), noninterest income was $2.68 million for first quarter 2012, up $117,000 or 4.6 percent from the $2.56 million reported for first quarter 2011.

The provision for loan losses was $2.0 million for the first quarter of 2012 compared to $2.0 million and $3.0 million for the linked and year-ago quarters, respectively.

Noninterest expense continues to be well-controlled. Total noninterest expense decreased to $7.5 million, or 3.8% compared to the linked quarter.  Cost-saving initiatives continue in place and their impact remains beneficial.

Balance Sheet

At March 31, 2012, total assets were $1.44 billion, a decrease of $5.8 million, or 0.4 percent since December 31, 2011. Total loans, net of unearned fees, were $957.8 million at March 31, 2012, down $7.7 million, or 0.8 percent, from the $965.5 million reported at year-end 2011.

All loan categories have declined since year-end 2011, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased less than $1 million. The second largest component of Summit’s loan portfolio, residential real estate, declined $0.96 million, or 0.3 percent, while construction and development (“C&D”) loans declined $5.6 million, or 5.9 percent and commercial (“C&I”) loans remained relatively unchanged.

During first quarter 2012, retail checking and savings deposits grew $16.9 million, or 3.7 percent, to $472.8 million. The increase in these deposits provided Summit with an opportunity to further reduce wholesale deposits and relatively higher-cost long-term borrowings by $6.6 million and $3.1 million, respectively, or 2.9 percent and 1.0 percent, respectively, since year-end 2011.

Asset Quality

As of March 31, 2012, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $108.6 million, or 7.52 percent of assets. This compares to $116.6 million, or 8.04 percent of assets at the linked quarter, and $89.8 million, or 6.06 percent of assets at March 31, 2011.

First quarter 2012 net loan charge-offs were $1.2 million, or 0.49 percent of average loans annualized, while adding $2.0 million to the allowance for loan losses. The allowance for loan losses stood at $18.5 million, or 1.89 percent of total loans at March 31, 2012, compared to 1.80 percent at December 31, 2011.

Capital Adequacy

Total shareholders’ equity was $104.4 million as of March 31, 2012 compared to $102.6 million December 31, 2011.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at March 31, 2012. The Bank’s total risk-based capital ratio improved to 14.0 percent at March 31, 2012 compared to 13.6 percent at December 31, 2011, while its Tier 1 leverage capital ratio improved to 9.1 from the 8.9 percent reported at December 31, 2011. Total common shares outstanding as of March 31, 2012 were 7,425,472.

About the Company

Summit Financial Group, Inc. is a $1.44 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2012 vs Q1 2011

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2012	3/31/2011	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,365	$15,140	-5.1%
Securities	2,421	3,043	-20.4%
Other	11	17	-35.3%
Total interest income	16,797	18,200	-7.7%
Interest expense
Deposits	3,713	4,743	-21.7%
Borrowings	3,066	3,355	-8.6%
Total interest expense	6,779	8,098	-16.3%
Net interest income	10,018	10,102	-0.8%
Provision for loan losses	2,001	3,000	-33.3%
Net interest income after provision
for loan losses	8,017	7,102	12.9%

Noninterest income
Insurance commissions	1,158	1,242	-6.8%
Service fee income	1,014	888	14.2%
Realized securities gains	1,165	1,628	-28.4%
Other-than-temporary impairment of securities	(229)	(1,228)	-81.4%
Write-downs of foreclosed properties	(1,912)	(3,443)	-44.5%
Other income	507	432	17.4%
Total noninterest income	1,703	(481)	-454.1%
Noninterest expense
Salaries and employee benefits	3,901	3,972	-1.8%
Net occupancy expense	479	509	-5.9%
Equipment expense	594	580	2.4%
Professional fees	304	197	54.3%
FDIC premiums	522	693	-24.7%
Foreclosed properties expense	374	434	-13.8%
Other expenses	1,365	722	89.1%
Total noninterest expense	7,539	7,107	6.1%
Income before income taxes	2,181	(486)	548.8%
Income taxes	483	(238)	302.9%
Net income	1,698	(248)	784.7%
Preferred stock dividends	194	74	162.2%

Net income applicable to common shares	$1,504	$(322)	567.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2012 vs Q1 2011

	For the Quarter Ended		Percent
	3/31/2012	3/31/2011	Change
Per Share Data
Earnings per common share
Basic	$0.20	$(0.04)	600.0%
Diluted	$0.18	$(0.04)	550.0%

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	9,600,017	7,425,472	29.3%

Performance Ratios
Return on average equity (A)	7.13%	-1.14%	725.4%
Return on average assets	0.47%	-0.07%	771.4%
Net interest margin	3.20%	3.11%	2.9%
Efficiency ratio (B)	56.46%	58.80%	-4.0%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Condensed Statements of Income
Interest income
Loans, including fees	$14,365	$14,362	$14,717	$14,956	$15,140
Securities	2,421	2,711	2,920	3,125	3,043
Other	11	13	15	28	17
Total interest income	16,797	17,086	17,652	18,109	18,200
Interest expense
Deposits	3,713	4,302	4,561	4,667	4,743
Borrowings	3,066	3,123	3,170	3,282	3,355
Total interest expense	6,779	7,425	7,731	7,949	8,098
Net interest income	10,018	9,661	9,921	10,160	10,102
Provision for loan losses	2,001	1,999	2,001	3,000	3,000
Net interest income after provision
for loan losses	8,017	7,662	7,920	7,160	7,102

Noninterest income
Insurance commissions	1,158	1,003	1,073	1,142	1,242
Service fee income	1,014	790	776	758	888
Realized securities gains	1,165	542	1,517	318	1,628
Other-than-temporary impairment of securities	(229)	(401)	(484)	(533)	(1,228)
Write-downs of foreclosed properties	(1,912)	(882)	(1,637)	(689)	(3,443)
Other income	507	937	942	859	432
Total noninterest income	1,703	1,989	2,187	1,855	(481)
Noninterest expense
Salaries and employee benefits	3,901	3,846	3,959	4,055	3,972
Net occupancy expense	479	472	473	481	509
Equipment expense	594	593	589	581	580
Professional fees	304	501	265	193	197
FDIC premiums	522	564	580	586	693
Foreclosed properties expense	374	441	389	412	434
Other expenses	1,365	1,417	1,318	1,464	722
Total noninterest expense	7,539	7,834	7,573	7,772	7,107
Income (loss) before income taxes	2,181	1,817	2,534	1,243	(486)
Income taxes	483	337	598	338	(238)
Net income (loss)	1,698	1,480	1,936	905	(248)
Preferred stock dividends	194	149	74	74	74
Net income (loss) applicable to common shares	$1,504	$1,331	$1,862	$831	$(322)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Per Share Data
Earnings per common share
Basic	$0.20	$0.18	$0.25	$0.11	$(0.04)
Diluted	$0.18	$0.16	$0.24	$0.11	$(0.04)

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	9,600,017	9,044,976	8,110,070	7,425,472	7,425,472

Performance Ratios
Return on average equity (A)	7.13%	6.40%	8.54%	4.12%	-1.14%
Return on average assets	0.47%	0.41%	0.53%	0.24%	-0.07%
Net interest margin	3.20%	3.03%	3.08%	3.09%	3.11%
Efficiency ratio (B)	56.46%	60.10%	57.29%	58.42%	58.80%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Assets
Cash and due from banks	$4,059	$4,398	$3,596	$4,515	$4,263
Interest bearing deposits other banks	26,855	28,294	39,103	24,658	46,448
Securities	292,002	286,599	292,442	295,806	293,240
Loans, net	957,797	965,516	964,349	971,127	979,387
Property held for sale	61,584	63,938	63,335	66,188	66,961
Premises and equipment, net	21,756	22,084	22,334	22,587	22,784
Intangible assets	8,563	8,651	8,739	8,826	8,914
Cash surrender value of life insurance policies	29,559	29,284	29,034	28,762	13,589
Other assets	42,190	41,357	41,652	45,517	46,609
Total assets	$1,444,365	$1,450,121	$1,464,584	$1,467,986	$1,482,195

Liabilities and Shareholders' Equity
Retail deposits	$785,283	$784,029	$816,904	$809,952	$816,232
Wholesale deposits	225,856	232,471	230,405	236,142	245,887
Short-term borrowings	15,956	15,956	955	2,047	1,879
Long-term borrowings and
subordinated debentures	303,510	306,643	308,420	319,020	319,905
Other liabilities	9,361	8,456	8,976	8,966	8,964
Shareholders' equity	104,399	102,566	98,924	91,859	89,328
Total liabilities and shareholders' equity	$1,444,365	$1,450,121	$1,464,584	$1,467,986	$1,482,195

Book value per common share (A)	$10.87	$10.68	$10.96	$11.34	$11.03
Tangible book value per common share (A)	$9.98	$9.78	$9.99	$10.25	$9.93
Tangible equity / Tangible assets	6.7%	6.5%	6.2%	5.7%	5.5%

NOTE (A) – Assumes conversion of all outstanding convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Summit Financial Group, Inc.
Total Risk Based Capital	13.3%	13.0%	12.3%	11.9%	11.7%
Tier 1 Risk Based Capital	10.8%	10.5%	9.7%	9.3%	9.1%
Tier 1 Leverage Ratio	7.8%	7.6%	6.9%	6.7%	6.6%

Summit Community Bank, Inc.
Total Risk Based Capital	14.0%	13.6%	13.4%	12.8%	12.6%
Tier 1 Risk Based Capital	12.7%	12.3%	12.1%	11.5%	11.3%
Tier 1 Leverage Ratio	9.1%	8.9%	8.7%	8.3%	8.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Commercial	$99,386	$99,024	$94,801	$96,796	$96,843
Commercial real estate
Owner occupied	153,528	158,754	166,813	169,935	171,791
Non-owner occupied	275,727	270,226	253,538	248,930	247,153
Construction and development
Land and development	88,212	93,035	94,023	94,464	93,675
Construction	2,148	2,936	9,445	12,223	13,879
Residential real estate
Non-jumbo	219,485	221,733	224,499	228,205	233,308
Jumbo	62,836	61,535	62,255	60,817	61,878
Home equity	50,884	50,898	51,025	50,884	50,499
Consumer	21,573	22,325	22,988	23,773	22,968
Other	2,540	2,762	2,911	3,116	4,326
Total loans, net of unearned fees	976,319	983,228	982,298	989,143	996,320
Less allowance for loan losses	18,522	17,712	17,949	18,016	16,933
Loans, net	$957,797	$965,516	$964,349	$971,127	$979,387

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Non interest bearing checking	$87,916	$88,655	$85,406	$85,964	$86,735
Interest bearing checking	172,506	158,483	163,840	150,004	153,283
Savings	212,402	208,809	208,030	212,745	212,502
Time deposits	312,459	328,082	359,628	361,239	363,712
Total retail deposits	$785,283	$784,029	$816,904	$809,952	$816,232

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Gross loan charge-offs	$1,340	$2,368	$2,157	$2,022	$3,396
Gross loan recoveries	(149)	(133)	(89)	(104)	(105)
Net loan charge-offs	$1,191	$2,235	$2,068	$1,918	$3,291

Net loan charge-offs to average loans (annualized)	0.49%	0.91%	0.84%	0.76%	1.31%
Allowance for loan losses	$18,523	$17,712	$17,949	$18,016	$16,933
Allowance for loan losses as a percentage
of period end loans	1.89%	1.80%	1.82%	1.82%	1.70%
Nonperforming assets:
Nonperforming loans
Commercial	$2,477	$3,259	$3,473	$2,212	$2,186
Commercial real estate	4,282	7,163	8,398	8,093	5,284
Commercial construction and development	799	1,052	-	-	131
Residential construction and development	21,375	22,634	17,506	19,222	8,428
Residential real estate	17,754	18,187	6,818	9,237	6,343
Consumer	81	145	87	130	206
Total nonperforming loans	46,768	52,440	36,282	38,894	22,578
Foreclosed properties
Commercial	-	-	597	597	597
Commercial real estate	14,703	15,721	14,256	14,179	13,738
Commercial construction and development	17,377	17,101	16,960	16,886	16,918
Residential construction and development	25,724	27,877	27,804	30,512	32,002
Residential real estate	3,780	3,239	3,718	4,014	3,706
Total foreclosed properties	61,584	63,938	63,335	66,188	66,961
Other repossessed assets	266	263	262	264	262
Total nonperforming assets	$108,618	$116,641	$99,879	$105,346	$89,801

Nonperforming loans to period end loans	4.79%	5.33%	3.69%	3.93%	2.26%
Nonperforming assets to period end assets	7.52%	8.04%	6.82%	7.18%	6.06%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Commercial	$689	$533	$255	$1,572	$910
Commercial real estate	2,776	5,746	2,797	2,756	2,515
Construction and development	518	1,756	1,251	163	1,947
Residential real estate	5,509	6,633	4,779	6,603	6,561
Consumer	242	466	308	415	494
Total	$9,734	$15,134	$9,390	$11,509	$12,427

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2012 vs Q1 2011
	Q1 2012			Q1 2011
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$973,862	$14,279	5.90%	$1,001,347	$15,083	6.11%
Tax-exempt	7,248	130	7.21%	4,940	98	8.05%
Securities
Taxable	234,973	1,697	2.90%	269,858	2,609	3.92%
Tax-exempt	71,559	1,092	6.14%	37,827	658	7.05%
Interest bearing deposits other banks
and Federal funds sold	24,882	11	0.18%	36,366	17	0.19%
Total interest earning assets	1,312,524	17,209	5.27%	1,350,338	18,465	5.55%

Noninterest earning assets
Cash & due from banks	4,073			4,036
Premises & equipment	21,978			22,977
Other assets	122,188			113,000
Allowance for loan losses	(18,251)			(18,116)
Total assets	$1,442,512			$1,472,235

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$160,147	$82	0.21%	$148,263	$100	0.27%
Savings deposits	211,783	381	0.72%	197,638	501	1.03%
Time deposits	550,689	3,250	2.37%	623,318	4,142	2.69%
Short-term borrowings	14,390	7	0.20%	1,734	1	0.23%
Long-term borrowings and
subordinated debentures	305,027	3,059	4.03%	323,226	3,354	4.21%
Total interest bearing liabilities	1,242,036	6,779	2.19%	1,294,179	8,098	2.54%

Noninterest bearing liabilities
Demand deposits	87,000			78,023
Other liabilities	8,850			9,634
Total liabilities	1,337,886			1,381,836

Shareholders' equity - preferred	9,326			3,519
Shareholders' equity - common	95,300			86,880
Total liabilities and
shareholders' equity	$1,442,512			$1,472,235

NET INTEREST EARNINGS		$10,430			$10,367

NET INTEREST MARGIN			3.20%			3.11%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2012	3/31/2011	12/31/2011

Net income applicable to common shares - excluding
realized securities gains, other-than-temporary
impairment of securities and write-downs of
foreclosed properties	$2,119	$1,595	$1,798

Realized securities gains	1,165	1,628	542
Applicable income tax effect	(431)	(602)	(201)
Other-than-temporary impairment of securities	(229)	(1,228)	(401)
Applicable income tax effect	85	454	148
Write-downs foreclosed properties	(1,912)	(3,443)	(882)
Applicable income tax effect	707	1,274	326
	(615)	(1,917)	(467)
GAAP net income applicable to common shares	$1,504	$(322)	$1,331

Diluted earnings per common share - excluding realized
securities gains, other-than-temporary impairment
of securities, and write-downs of foreclosed
	$0.24	$0.22	$0.21

Realized securities gains	0.12	0.22	0.06
Applicable income tax effect	(0.04)	(0.08)	(0.02)
Other-than-temporary impairment of securities	(0.02)	(0.17)	(0.04)
Applicable income tax effect	0.01	0.06	0.01
Write-downs of foreclosed properties	(0.20)	(0.46)	(0.10)
Applicable income tax effect	0.07	0.17	0.04
	(0.06)	(0.26)	(0.05)
GAAP diluted earnings per common share	$0.18	$(0.04)	$0.16

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$12,697	$12,664	$12,391

Realized securities gains	1,165	1,628	542
Other-than-temporary impairment of securities	(229)	(1,228)	(401)
Write-downs of foreclosed properties	(1,912)	(3,443)	(882)
	(976)	(3,043)	(741)
GAAP total revenue	$11,721	$9,621	$11,650

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$2,679	$2,562	$2,730

Realized securities gains	1,165	1,628	542
Other-than-temporary impairment of securities	(229)	(1,228)	(401)
Write-downs of foreclosed properties	(1,912)	(3,443)	(882)
	(976)	(3,043)	(741)
GAAP total noninterest income	$1,703	$(481)	$1,989